Exhibit 10.1

FIRST MID-ILLINOIS BANCSHARES, INC.

2007 STOCK INCENTIVE PLAN

STOCK AWARD/STOCK UNIT AWARD AGREEMENT

Award.  First Mid-Illinois Bancshares, Inc. (the “Company”) hereby grants the following Awards as of __________, 20___ (the “Grant Date”) relating to shares of the common stock of the Company (the “Shares”) to _____________ (the “Employee”), subject in all respects to the terms and conditions of the First Mid-Illinois Bancshares, Inc. 2007 Stock Incentive Plan (the “Plan”) and such other terms and conditions as are set forth herein.

Award Type	Target Number of Shares Subject to Award

Annual Performance Grant:
Stock Award:	______
Stock Unit Award:	______
Cumulative Performance Grant:
Stock Award:	______
Stock Unit Award:	______

Acceptance By Employee.  Receipt of the Awards is conditioned on the Employee’s execution of this Agreement and return of an executed copy to the Company no later than __________.  If the Employee fails to return this executed Agreement by the due date, the Awards shall be forfeited to the Company.

Description of Awards

1. Annual Performance Award.

(a) After the end of the calendar year in which the Grant Date occurs (the “Performance Period”), the target number of Shares subject to the Annual Performance Award shall be adjusted based on the level of achievement of the performance goal(s) established with respect to the  Performance Period as set forth in the attached Exhibit A.

(b) Subject to Section 5 below, the Employee shall become vested in, and entitled to receive, the Shares as adjusted pursuant to Exhibit A as follows:

25% as of December 31, 20__

25% as of December 31, 20__

25% as of December 31, 20__

    25% as of December 31, 20__

2. Cumulative Performance Award.

(a) After the end of the three-year period beginning with the calendar year in which the Grant Date occurs (the “Performance Period”), the target number of Shares subject to the Cumulative Performance Award shall be adjusted based on the level of achievement of the performance goal(s) established with respect to the Performance Period as set forth in the attached Exhibit B.

(b) Subject to Section 5 below, the Employee shall become vested in, and entitled to receive, the Shares as adjusted pursuant to Exhibit B as of the end of the Performance Period.

3. Award Account.  The Company shall maintain an account on its books in the name of the Employee (the “Award Account”) that shall reflect the number of Shares subject to the Employee’s Stock Awards and Stock Unit Awards as well as related dividends and dividend equivalents.

Terms and Conditions of Awards

4. Dividends/Dividend Equivalents. Upon the payment of any dividends on Shares that occurs during the period preceding the earlier of the date of vesting of the Employee’s Stock Award and Stock Unit Award or the date the Employee’s Award is forfeited as described with Section 5, the Company shall credit the Employee’s Award Account with an amount equal in value to (a) the dividends payable with respect to the Shares subject to the Stock Awards in the Employee’s Award Account on such date; and (b) the dividends that the Employee would have received had the Employee been the actual owner of the number of Shares subject to the Stock Unit Awards in the Employee’s Award Account on such date.  Such amounts shall be paid to the Employee in cash at the time and to the extent the related Awards vest.  The amount payable to the Employee shall be adjusted to reflect any adjustment made to the related Awards pursuant to Appendix A and B (which shall be determined by multiplying such amount by the percentage adjustment made to the related Awards).  Any such dividends or dividend equivalents relating to Awards that are forfeited shall also be forfeited.

5. Vesting.

Notwithstanding Sections 1 and 2:

(a) (i)           The Employee shall not become vested in, or be entitled to receive any Shares with respect to, the Stock Awards or Stock Unit Awards if the Employee does not remain continuously employed by the Company or any Subsidiary from the Grant Date until the last day of the applicable Performance Period; provided that if the Employee’s employment terminates due to death or Disability, he will vest in, and become entitled to receive, a prorata portion of the target number of Shares subject to the outstanding Stock Awards and Stock Unit Awards.  (“Disability” means as defined under the Company’s long-term disability plan for employees, or if there is none, a physical or mental disability that impairs the Employee’s ability to substantially perform his current duties for a period of at least 12 consecutive months, as determined by the Committee in its sole discretion.)

(ii) In the case of Shares subject to the Annual Performance Award that remain subject to vesting after the end of the Performance Period, the Employee shall not become vested in, or be entitled to receive, any such Shares if the Employee does not remain continuously employed by the Company or any Subsidiary through the applicable date such Shares vest in accordance with Section 1(b); provided that if the Employee’s employment terminates due to death or Disability, he will vest in, and become entitled to receive, all such Shares.

(b) In the case of an Employee who is also a director of the Company, if the Employee’s employment with the Company and all Subsidiaries terminates before the Awards are otherwise vested, but the Employee remains a director, the Employee’s service on the Board will be considered employment with the Company, and the Employee’s Awards will continue to vest while his service on the Board continues. Any subsequent termination of service on the Board will be considered termination of employment, and vesting in the Awards will determined as of the date of such termination of employment.

(c) In the event of a Change in Control of the Company, the Stock Awards and Stock Unit Awards shall fully vest at the target or higher level as determined by the Committee.

(d) Shares that do not vest will be forfeited back to the Company.

The foregoing provisions of this Section 5 shall be subject to the provisions of any written employment security agreement or severance agreement that has been or may be executed by the Employee and the Company, and the provisions in such employment security agreement or severance agreement concerning the vesting of an Award in connection with the Employee’s termination of employment shall supersede any inconsistent or contrary provision of this Section 5.

6. Adjustment of Awards.  The number of Shares subject to the Stock Awards and Stock Unit Awards shall be adjusted by the Committee as described in Exhibits A and B.  Any Awards or portion thereof that vest in accordance with Section 5(a) prior to the end of the applicable Performance Period shall not be adjusted pursuant to Exhibit A or B.

7. Settlement of Awards.

(a) Shares subject to Stock Awards shall be held by the Company in electronic book entry form on the records of the Company’s transfer agent.  If an Employee becomes vested in his Stock Awards in accordance with Sections 1 and 2, the Company shall distribute to him, or his personal representative, beneficiary or estate, as applicable, the number of Shares subject to the Stock Awards, as adjusted in accordance with Section 6, if applicable.  Delivery of such Shares shall be by book-entry credit to an account in the Employee’s name established by the Company with its transfer agent, or upon written request, in electronic form to the Employee’s broker for the Employee’s account or in certificates in the name of the Employee (or in each case his personal representative, beneficiary or estate).

(b) If an Employee becomes vested in his Stock Unit Awards in accordance with Sections 1 and 2, the Company shall distribute to him, or his personal representative, beneficiary or estate, as  applicable, a lump sum cash amount equal to the number of Shares subject to the Stock Unit Awards, as adjusted in accordance with Section 6, if applicable, multiplied by the Fair Market Value of a Share on the day as of which the Stock Unit Awards vest.

(c) The Employee shall be entitled to receive the cash value of dividends and dividend equivalents payable with respect to vested Awards.

(d) Distribution of Shares or cash in settlement of the Awards shall be made no later than the March 15th following the last day of the calendar year in which they vest.

8. Withholding Taxes.  Prior to any distribution of Shares or cash to the Employee, the Employee shall pay to the Company an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements.  Payment of such taxes may be made by one or more of the following methods:  (a) in cash; (b) in cash received from a broker-dealer to whom the Employee has submitted irrevocable instructions to deliver the amount of withholding tax to the Company from the proceeds of the sale of Shares subject to a Stock Award.

9. Rights as Stockholder.  The Employee is entitled to all of the rights of a stockholder of the Company with respect to Shares subject to Stock Awards, provided that the right to receive dividends shall be as described in Section 4 above.  The Employee shall not be entitled to any of the rights of a stockholder of the Company with respect to any Stock Unit Awards.

10. Award Not Transferrable.  The Award may not be transferred other than by will or the applicable laws of descent or distribution or pursuant to a qualified domestic relations order.  The Award shall not otherwise be assigned, transferred, or pledged for any purpose whatsoever and is not subject, in whole or in part, to attachment, execution or levy of any kind.  Any attempted assignment, transfer, pledge, or encumbrance of the Award, other than in accordance with its terms, shall be void and of no effect.

11. Deferred Compensation Plan.  An Employee may make an election to defer payment with respect to any of his vested Stock Unit Awards (including any related dividend equivalents) under the Company’s Amended and Restated Deferred Compensation Plan, provided that such election is made in accordance with procedures established by the Committee, including the requirement that such election be made at least six months prior to the end of the applicable Performance Period.  Once deferred, such payment shall be subject to the terms and conditions of the Deferred Compensation Plan.

12. Right of First Refusal.  Shares are subject to the Company’s right of first refusal as described in Section 14 of the Plan.

13. Committee Determinations.  The Committee shall make all determinations concerning the rights to benefits under the Plan.

14. Defined Terms.  Capitalized terms used in this Agreement shall be as defined in the Plan.

Dated:	First Mid-Illinois Bancshares, Inc. By: William S. Rowland Chairman & CEO

ATTEST:

The Employee acknowledges that he has received a copy of the Plan and Prospectus and is familiar with the terms and conditions set forth therein.  The Employee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee.

Dated:	By:

First Mid-Illinois Bancshares, Inc.

2007 Stock Incentive Plan

Stock Award/Stock Unit Award Agreement

Exhibit A

Annual Performance Award

Performance Goal:

Threshold:

Target:

Maximum:

At the end of each annual Performance Period, the Shares subject to the Annual Performance Award (both the Stock Award and Stock Unit Award) will be multiplied by the percentage set forth below, which is based on the level of attainment of the performance goal for that Performance Period:

Performance Level	Percentage
< Threshold	0%
Threshold	70%
Target	100%
Maximum	125%

For achievement between threshold and target and between target and maximum, the percentage will be adjusted on the basis of straight line interpolation.  Fractional Shares will be rounded up.

First Mid-Illinois Bancshares, Inc.

2007 Stock Incentive Plan

Stock Award/Stock Unit Award Agreement

Exhibit B

Cumulative Performance Award

Performance Goal:

Threshold:

Target:

Maximum:

At the end of the three-year Performance Period (December 31, _____), the Shares subject to the Cumulative Performance Award (both the Stock Award and Stock Unit Award) will be multiplied by the percentage set forth below, which is based on the level of attainment at the performance goal for the Performance Period:

Performance Level	Percentage
< Threshold	0%
Threshold	70%
Target	100%
Maximum	125%

For achievement between threshold and target and between target and maximum, the percentage will be adjusted on the basis of straight line interpolation.  Fractional Shares will be rounded up.